Exhibit No. 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 33-60935) and Form S-8 (File No. 333-43363 and File No. 333-77109) of The Peoples BancTrust Company, Inc. of our report, dated February 18, 2005, relating to the consolidated financial statements appearing in this Annual Report on Form 10-K/A for the year ended December 31, 2004.

/s/ Mauldin & Jenkins, LLC

Birmingham, Alabama

August 26, 2005